                                  EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of First Community Financial Corporation on Form S-8 (File No. 333-79231) of our report dated February 17, 2000, on our audits of consolidated financial statements of First Community Financial Corporation as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report has been included in the Annual Report on Form 10-KSB.




                                      By:   /s/ PriceWaterhouseCoopers LLP
                                           -------------------------------

PRICEWATERHOUSECOOPERS LLP
Raleigh, North Carolina

March 27, 2000